                                                                    EXHIBIT 99.1

(TBC CORPORATION LOGO)


                                                      NEWS RELEASE




          7111 Fairway Drive o Suite 201 o Palm Beach Gardens, FL 33418
                    Phone (561) 227-0955 o Fax (561) 775-4993


For Further Information Contact:
TBC Corporation                                     Investors :
Thomas W. Garvey                                    Brod & Schaffer, LLC
Executive V.P. & Chief Financial Officer            Betsy Brod/Jonathan Schaffer
(561) 227-0955                                      (212) 750-5800


               TBC REPORTS RECORD THIRD QUARTER SALES AND EARNINGS


PALM BEACH GARDENS, FL - OCTOBER 31, 2005 - TBC CORPORATION (NASDAQ: TBCC), one of the nation's leading marketers of automotive replacement tires, today reported sales and earnings for the third quarter ended September 30, 2005 that were in line with the Company's previous guidance.

Net sales in the third quarter increased 9.5% to $521.6 million, compared to $476.5 million in the prior-year period. Same store sales for TBC's retail segment increased 4.9% in the third quarter of 2005. TBC's total unit tire sales increased 1.2% in the third quarter of 2005, while unit shipments by tire manufacturers increased 2.4% based on preliminary reports. Net income increased 41.1% to $15.3 million, or $0.65 per diluted share, in the recent quarter, versus $10.8 million, or $0.47 per diluted share, in the third quarter of 2004. Earnings in the third quarter of 2004 included a negative impact of $0.12 per diluted share due to four major hurricanes.

Larry Day, TBC President and Chief Executive Officer, commented, "Results for the third quarter were in-line with our previously disclosed guidance for the period. Additionally, we are on track to complete the proposed sale of TBC Corporation to Sumitomo Corporation of America by the end of the year as previously announced on September 19, 2005, subject to receipt of stockholder approval and required regulatory clearance."

For the nine months ended September 30, 2005, net sales rose 7.6% to $1,470.3 million compared to $1,366.8 million last year. Total unit tire sales increased 1.2% compared to an industry increase of 3.0%, based on preliminary reports. Retail same-store sales increased 3.9% in the first nine months of 2005. Net income grew 32.3% to $33.4 million, or $1.43 per diluted share, versus $25.3 million, or $1.09 per diluted share, reported a year ago. Reported results for the first nine months of 2004 reflect the $0.12 per diluted share negative impact from the four hurricanes as well as the negative impact of EITF 02-16 of $0.08 per diluted share related to a purchase agreement with a major supplier.

                                    - more -

TBC Corp. Third Quarter Earnings Release
Page 2


At the end of the third quarter, the Company had a combined total of 1,174 stores in its retail network with 616 Company-operated locations and 558 franchised Big O stores.

The Company has made an initial assessment relative to the financial effects on the business as a result of the recent hurricane activity. There are approximately thirty-three (33) stores that are currently not operational, mostly due to power outages. The Company continues to monitor the situation on a daily basis and does not believe the impact on the fourth quarter financial results will be material.

For the full year of 2005, the Company expects earnings to be in the range of $2.00 to $2.05 per diluted share. Earnings in the fourth quarter of 2005 are forecast to be in the range of $0.57 to $0.62 per diluted share.

ABOUT TBC: TBC Corporation is one of the nation's largest marketers of automotive replacement tires through a multi-channel strategy. The Company's retail operations include company-operated retail centers under the "Tire Kingdom", "Merchant's Tire & Auto Centers" and "National Tire & Battery" brands and franchised retail tire stores under the "Big O Tires" brand. TBC markets on a wholesale basis to regional tire chains and distributors serving independent tire dealers throughout the United States and in Canada and Mexico. The Company's proprietary brands of tires have a longstanding reputation for quality, safety and value.

TBC CORPORATION SAFE HARBOR STATEMENT

This document contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company's inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company's ability to identify and acquire additional companies in the replacement tire industry and successfully integrate acquisitions and achieve anticipated synergies or savings; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.


                            --- Tables to Follow ---

                                 TBC CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                                 THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                    SEPTEMBER 30,
                                                              ------------------------      ----------------------------
                                                                            (RESTATED)                       (RESTATED)
                                                                 2005          2004            2005             2004
                                                              ---------      ---------      -----------      -----------
NET SALES                                                     $ 521,597      $ 476,464      $ 1,470,344      $ 1,366,795

COST OF SALES                                                   328,884        301,503          920,920          856,587
                                                              ---------      ---------      -----------      -----------

GROSS PROFIT                                                    192,713        174,961          549,424          510,208
                                                              ---------      ---------      -----------      -----------

EXPENSES:

        DISTRIBUTION EXPENSES                                    20,541         17,754           58,705           52,690

        SELLING, ADMINISTRATIVE AND RETAIL STORE EXPENSES       145,289        137,762          428,398          407,845

        INTEREST EXPENSE - NET                                    4,563          4,690           14,546           13,895

        OTHER (INCOME) EXPENSE - NET                             (1,836)        (1,904)          (4,854)          (3,275)
                                                              ---------      ---------      -----------      -----------

                                        TOTAL EXPENSES          168,557        158,302          496,795          471,155
                                                              ---------      ---------      -----------      -----------

INCOME BEFORE INCOME TAXES                                       24,156         16,659           52,629           39,053

PROVISION FOR INCOME TAXES                                        8,891          5,839           19,227           13,802
                                                              ---------      ---------      -----------      -----------

NET INCOME                                                    $  15,265      $  10,820      $    33,402      $    25,251
                                                              =========      =========      ===========      ===========

EARNINGS PER SHARE -

        BASIC                                                 $    0.68      $    0.49      $      1.49      $      1.14

        DILUTED                                               $    0.65      $    0.47      $      1.43      $      1.09

WEIGHTED AVERAGE COMMON SHARES
        OUSTANDING -

        BASIC                                                    22,476         22,254           22,431           22,159

        DILUTED                                                  23,513         23,237           23,439           23,274


                                   (CONTINUED)

                                 TBC CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                     ASSETS

                                                                       SEPTEMBER 30,   DECEMBER 31,
                                                                            2005           2004
                                                                       -------- ----   ------------
                                                                         (UNAUDITED)     (AUDITED)

CURRENT ASSETS:

        CASH AND CASH EQUIVALENTS .................................       $  1,685       $  2,832

        ACCOUNTS AND NOTES RECEIVABLE, LESS ALLOWANCE
             FOR DOUBTFUL ACCOUNTS OF $10,961 AT SEPTEMBER 30, 2005
             AND $9,307 AT DECEMBER 31, 2004

                      RELATED PARTIES .............................         26,217         32,149
                      OTHER .......................................        140,340        117,812
                                                                          --------       --------

                      TOTAL ACCOUNTS AND NOTES RECEIVABLE .........        166,557        149,961

        INVENTORIES ...............................................        300,651        291,745
        REFUNDABLE FEDERAL AND STATE INCOME TAXES .................          2,812             --
        DEFERRED INCOME TAXES .....................................         27,099         24,790
        OTHER CURRENT ASSETS ......................................         14,549         19,270
                                                                          --------       --------

                      TOTAL CURRENT ASSETS ........................        513,353        488,598
                                                                          --------       --------

PROPERTY, PLANT AND EQUIPMENT, AT COST:

        LAND AND IMPROVEMENTS .....................................          7,444         10,400
        BUILDINGS AND LEASEHOLD IMPROVEMENTS ......................        110,275        110,478
        FURNITURE AND EQUIPMENT ...................................        111,100        105,232
                                                                          --------       --------
                                                                           228,819        226,110
        LESS ACCUMULATED DEPRECIATION .............................         90,129         73,662
                                                                          --------       --------

                      TOTAL PROPERTY, PLANT AND EQUIPMENT .........        138,690        152,448
                                                                          --------       --------

TRADEMARKS, NET ...................................................         15,824         15,824
                                                                          --------       --------

GOODWILL, NET .....................................................        173,528        168,552
                                                                          --------       --------

OTHER ASSETS ......................................................         42,069         39,331
                                                                          --------       --------

TOTAL ASSETS ......................................................       $883,464       $864,753
                                                                          ========       ========


                                   (CONTINUED)

                                 TBC CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                           SEPTEMBER 30,     DECEMBER 31,
                                                               2005             2004
                                                           -------------     ------------
                                                            (UNAUDITED)       (AUDITED)
CURRENT LIABILITIES:

        OUTSTANDING CHECKS, NET ......................       $  22,601        $  30,368

        NOTES PAYABLE TO BANKS .......................          75,204           41,013

        CURRENT PORTION OF LONG-TERM DEBT AND
             CAPITAL LEASE OBLIGATIONS ...............          17,610           41,216

        ACCOUNTS PAYABLE, TRADE ......................         120,892          128,656

        FEDERAL AND STATE INCOME TAXES PAYABLE .......              --           17,790

        WARRANTY RESERVES ............................          19,146           19,667

        OTHER CURRENT LIABILITIES ....................          85,474           71,278
                                                             ---------        ---------

                      TOTAL CURRENT LIABILITIES ......         340,927          349,988
                                                             ---------        ---------

LONG-TERM DEBT AND CAPITAL LEASE
        OBLIGATIONS, LESS CURRENT PORTION ............         155,111          167,349
                                                             ---------        ---------

NONCURRENT LIABILITIES ...............................          36,836           34,383
                                                             ---------        ---------

DEFERRED INCOME TAXES ................................          12,514           10,366
                                                             ---------        ---------

COMMITMENTS AND CONTINGENCIES ........................              --               --

STOCKHOLDERS' EQUITY:

        COMMON STOCK, $0.10 PAR VALUE, SHARES ISSUED
             AND OUTSTANDING - 22,470 AT JUNE 30, 2005
             AND 22,312 AT DECEMBER 31, 2004  ........           2,248            2,231

        ADDITIONAL PAID-IN CAPITAL ...................          30,667           28,882

        DEFERRED COMPENSATION ........................          (1,028)            (789)

        OTHER COMPREHENSIVE INCOME (LOSS) ............          (1,126)          (1,570)

        RETAINED EARNINGS ............................         307,315          273,913
                                                             ---------        ---------

                      TOTAL STOCKHOLDERS' EQUITY .....         338,076          302,667
                                                             ---------        ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...........       $ 883,464        $ 864,753
                                                             =========        =========


                                   (CONTINUED)

                                 TBC CORPORATION
                               SUPPLEMENTARY DATA
               (IN THOUSANDS, EXCEPT PERCENTAGES AND STORE COUNTS)
                                   (UNAUDITED)



                                                       THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                          SEPTEMBER 30,                      SEPTEMBER 30,
                                                    -------------------------        -----------------------------
                                                                    (RESTATED)                          (RESTATED)
                                                      2005             2004             2005               2004
                                                    --------         --------        ----------         ----------
RECONCILIATION OF EBITDA TO NET INCOME:

        EBITDA                                      $ 35,160         $ 27,766        $   87,570         $   72,947

        LESS - DEPRECIATION AND AMORTIZATION           6,441            6,417            20,395             19,999

               INTEREST EXPENSE - NET                  4,563            4,690            14,546             13,895

               PROVISION FOR INCOME TAXES              8,891            5,839            19,227             13,802
                                                    --------         --------        ----------         ----------

        NET INCOME                                  $ 15,265         $ 10,820        $   33,402         $   25,251
                                                    ========         ========        ==========         ==========


SEGMENT INFORMATION:

        NET SALES -

                   RETAIL                           $323,502         $308,081        $  931,965         $  892,452

                   WHOLESALE                         198,095          168,383           538,379            474,343
                                                    --------         --------        ----------         ----------

                   CONSOLIDATED                     $521,597         $476,464        $1,470,344         $1,366,795
                                                    ========         ========        ==========         ==========

        EBITDA -

                   RETAIL                           $ 21,160         $ 18,481        $   53,668         $   46,389

                   WHOLESALE                          14,000            9,285            33,902             26,558
                                                    --------         --------        ----------         ----------

                   CONSOLIDATED                     $ 35,160         $ 27,766        $   87,570         $   72,947
                                                    ========         ========        ==========         ==========

CAPITAL EXPENDITURES                                $  3,894         $  3,824        $   12,964         $   18,116

RETAIL SAME-STORE SALES % CHANGE                         4.9%           -1.7%               3.9%               1.7%

RETAIL STORE COUNTS, AT END OF PERIOD

        COMPANY OPERATED STORES                                                             616                602

        FRANCHISED BIG O STORES                                                             558                569
                                                                                     ----------         ----------

        TOTAL                                                                             1,174              1,171
                                                                                     ==========         ==========